Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Corning Incorporated of our report dated February 4, 2014 relating to the financial statements of Dow Corning Corporation, which appears in Corning Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

January 16, 2015